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                                                                    EXHIBIT 99.2

                      NONQUALIFIED STOCK OPTION AGREEMENT
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                              CELLSTAR CORPORATION
                              --------------------

          This Stock Option Agreement (this Agreement") is entered into by and between CellStar Corporation, a Delaware corporation (the "Company"), and Richard M. Gozia (the "Optionee"). The Company and the Optionee agree as follows:

          1.  Grant of Option. Pursuant to a duly adopted resolution of the
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Compensation Committee (the "Committee") of the Board of Directors (the "Board")
of the Company, the Company grants to the Optionee an option (the "Stock
Option") to purchase from the Company a total of 50,000 shares (the "Optioned Shares") of Common Stock of the Company at $10.50 per share (being the fair
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market value per share of the Common Stock on this date of grant), in the amounts, during the periods, and upon the terms and conditions set forth herein. The date of grant of this Stock Option is May 24, 1996 (the "Date of Grant"). This Stock Option is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

          2.  Interpretation. To the extent permitted by applicable law, this
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Stock Option shall be interpreted by reference to the Company's 1993 Amended and
Restated Long-Term Incentive Plan (the "1993 Plan"), the terms and conditions of which are incorporated herein by reference; however, unless specifically permitted by the Committee, the terms of the 1993 Plan shall not be considered an enlargement of any benefits under this Agreement. CAPITALIZED TERMS USED AND NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE
1993 PLAN. This Stock Option is subject to any rules promulgated pursuant to the 1993 Plan by the Board or the Committee and communicated to the Optionee in writing. Notwithstanding the foregoing, the parties acknowledge that this Stock Option has not been granted under the 1993 Plan.

          3.  Vesting: Time of Exercise. Except as specifically provided in this
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Agreement and subject to certain restrictions and conditions set forth in the
1993 Plan, this Stock Option may be exercised, in whole or in part, in accordance with the following schedule:

        Percentage
        Exercisable                      Period
        -----------                      ------

             0%       Immediately
            25%       On and after the first anniversary of the Date of Grant
            50%       On and after the second anniversary of the Date of Grant
            75%       On and after the third anniversary of the Date of Grant
           100%       On and after the fourth anniversary of the Date of Grant

            Notwithstanding the above vesting schedule, in the event that the
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Optionee's employment is terminated Without Cause or for Company Breachor as a result of a Change in Control, this Stock Option shall become immediately exercisable with respect to 100% of the Optioned Shares. The phrases
"Without Cause" and "Company Breach" and "Change in Control" shall
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have the meanings assigned to them in the Optionee's Employment Agreement with the Company dated as of even date herewith (the "Employment Agreement").

          The unexercised portion of this Stock Option from one annual period may be carried over to a subsequent annual period or periods, and the right of the Optionee to exercise the Stock Option as to such unexercised portion shall continue for the entire term. In no event may the Stock Option be exercised in whole or in part, however, after the expiration of the term set forth in Section 4 below.

          4.  Term: Forfeiture.  This Stock Option, and all unexercised Optioned
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Shares granted to the Optionee hereunder, will terminate and be forfeited at the first of the following to occur:

              (a)     5 p.m. on May 23, 2006;

              (b) 5 p.m. on the date which is twelve (12) months following the Optionee's Termination of Service due to death or Disability (as defined in the Employment Agreement);

              (c) 5 p.m. on the date which is three (3) months following the Optionee's Termination of Service due to Retirement; or

              (d) 5 p.m. on the 30th day after the day of any other Termination of Service.

          In the event of the Optionee's Termination of Service under subsections (b),(c) or (d) above, the Stock Option will be exercisable, for the periods indicated, only to the extent that it has vested (pursuant to Section 3 above) as of the date of Termination of Service.

          5.  Who May Exercise. Subject to the terms and conditions set forth in
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Sections 3 and 4 above and the following sentence, during the lifetime of the
Optionee, unless transferred pursuant to a qualified domestic relations order (see Section 8, below), this Stock Option may be exercised only by the Optionee. In the event of the Optionee's Termination of Service as a result of death or Disability prior to the termination date specified in Section 4(a) hereof, the following persons may exercise this Stock Option (to the extent it is exercisable on the date of Termination of Service) on behalf of the Optionee at any time prior to the earlier of the dates specified in Sections 4(a) or (b) hereof: (i) if the Optionee is disabled, the legal representative of the Optionee; or (ii) if the Optionee dies, the personal representative of his estate, or the person who acquires the right to exercise this Stock Option by bequest or inheritance or by reason of the death of the Optionee; provided that this Stock Option shall remain subject to the other terms of this Agreement, the 1993 Plan, and applicable laws, rules, and regulations.

          6.  Restrictions. This Stock Option may be exercised only with respect
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to full shares, and no fractional share of stock shall be issued.

          7.  Manner of Exercise. Subject to such administrative regulations as
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the Board or the Committee may from time to time adopt, this Stock Option may be exercised by the delivery
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of written notice to the Committee setting forth the number of shares of Common
Stock with respect to which the Stock Option is to be exercised and the date of exercise thereof (the "Exercise Date"), which shall be at least three (3) days after giving such notice, unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Optionee shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as follows: (a) cash, certified check, bank draft, or money order payable to the order of the Company, (b) Common Stock (including
Restricted Stock), valued at its Fair Market Value on the Exercise Date, (c) by delivery (including by FAX) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Optionee to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, and/or (d) in any other form of payment that is acceptable to the Committee in its sole discretion. In the event that shares of Restricted Stock are tendered as consideration for the exercise of the Stock Option, a number of shares of Common Stock issued upon the exercise of the Stock Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted.

          Upon payment of all amounts due from the Optionee, the Company shall cause certificates for the Optioned Shares then being purchased to be delivered to the Optionee (or the person exercising the Optionee's Stock Option in the event of his death) at its principal business office within ten (10) business days after the Exercise Date. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Optioned Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, then the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

          If the Optionee fails to pay for any of the Optioned Shares specified in such notice or fails to accept delivery thereof, then the Optionee's right to purchase such Optioned Shares may be terminated by the Company.

          8.  Non-Assignability. This Stock Option is not assignable or
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transferable by the Optionee except (i) by will or by the laws of descent and distribution or (ii) pursuant to the terms of a qualified domestic relations order (as defined in Section 411(a)(13) of the Code or Section 206(d)(3) of the Employee Retirement Income Act of 1974, as amended).

          9.  Rights as Stockholder. The Optionee will have no rights as a
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stockholder with respect to any shares covered by this Stock Option until the issuance of a certificate or certificates to the Optionee for the shares. Except as otherwise provided in Section 10 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.
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          10.  Adjustment of Number of Shares and Related Matters. The number of
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shares of Common Stock covered by this Stock Option, and the Option Price thereof, shall be subject to adjustment in accordance with Article 13 of the
                                                           ----------
1993 Plan.

          11.  Optionee's Representations. Notwithstanding any of the provisions
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hereof, the Optionee hereby agrees that he will not exercise the Stock Option granted hereby, and that the Company will not be obligated to issue any shares to the Optionee hereunder, if the exercise thereof or the issuance of such shares shall constitute a violation by the Optionee or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding, and conclusive. The obligations of the Company and the rights of the Optionee are subject to all applicable laws, rules, and regulations.

          12.  Investment Representation.  Unless the Common Stock is issued to
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him in a transaction registered under applicable federal and state securities laws, by his execution hereof, the Optionee represents and warrants to the Company that all Common Stock which may be purchased hereunder will be acquired by the Optionee for investment purposes for his own account and not with any intent for resale or distribution in violation of federal or state securities laws. Unless the Common Stock is issued to him in a transaction registered under the applicable federal and state securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive investment legend. The Company agrees to register the issuance of Common Stock to the Optionee pursuant to this Stock Option as soon as is practicable, but in no event later than the first anniversary of the Date of Grant.

          13.  Optionee's Acknowledgments. The Optionee acknowledges receipt of
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a copy of the 1993 Plan and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board and/or the Committee upon any questions arising under this Agreement.

          14.  Law Governing. This Agreement shall be governed by, construed,
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and enforced in accordance with the laws of the State of Texas (excluding any conflict of laws rule or principle of Texas law that might refer the governance, construction, or interpretation of this agreement to the laws of another state).

          15.  No Right to Continue Employment. Nothing herein shall be
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construed to confer upon the Optionee the right to continue in the employment of the Company or any Subsidiary or interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Optionee at any time (subject to any contract rights of the Participant).

          16.  Legal Construction. In the event that any one or more of the
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terms, provisions, or agreements that are contained in this Agreement shall be held by a Court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be
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construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

          17.  Covenants and Agreements as Independent Agreements. Each of the
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covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Optionee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

          18.  Entire Agreement.   This Agreement supersedes any and all other
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prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement and that any agreement, statement or promise that is not contained in this Agreement shall not be valid or binding or of any force or effect.

          19.  Parties Bound. The terms, provisions, representations,
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warranties, covenants, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns.

          20.  Modification. No change or modification of this Agreement shall
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be valid or binding upon the parties unless the change or modification is in writing and signed by the parties. Notwithstanding the preceding sentence, the Company may amend the 1993 Plan to the extent permitted in the 1993 Plan.

          21.  Headings. The headings that are used in this Agreement are used
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for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

          22.  Gender and Number. Words of any gender used in this Agreement
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shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

          23.  Notice.  Any notice required or permitted to be delivered
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hereunder shall be deemed to be delivered only when actually received by the
Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:
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                (A)  Notice to the Company shall be addressed and delivered as follows:

                     CELLSTAR CORPORATION
                     1730 BRIERCROFT COURT
                     CARROLLTON, TEXAS 75006
                     ATTENTION:  GENERAL COUNSEL

                (B) Notice to the Optionee shall be addressed and delivered as follows:

                     RICHARD M. GOZIA
                     5815 Belmont
                     Dallas, Texas 75206
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        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Optionee, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement, as of the 24th day of May, 1996.

                                    CELLSTAR CORPORATION



                                    By: /s/ ELAINE F. RODRIQUEZ
                                       -----------------------------------------

                                    Title: VICE PRESIDENT
                                          --------------------------------------

                                    OPTIONEE:


                                     /s/ RICHARD M. GOZIA
                                    --------------------------------------------
                                    RICHARD M. GOZIA